                              FIRST OZAUKEE CAPITAL CORP.
                              W61 N526 Washington Avenue
                              Cedarburg, Wisconsin 53012
                                    (414) 377-0750


                                   December 30, 1996





Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of First
Ozaukee Capital Corp. (the "Company"), the holding company for First Ozaukee Savings Bank (the "Bank"), which will be held on Tuesday, January 28, 1997, at 3:00 p.m., Milwaukee time, at the Cedarburg Cultural Center, W62
N546 Washington Avenue, Cedarburg, Wisconsin  53012.

          The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting.  We also have enclosed a copy of the Company's Annual Report for the fiscal year ended September 30, 1996.  Directors and officers of the Company, as well as representatives of Meier,
Clancy, George & Co. LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

          The vote of every shareholder is important to us.  Please sign and return the enclosed appointment of proxy form promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual
Meeting in person.  If you attend the Annual Meeting, you may vote in person even if you have already mailed your
Proxy.

          On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.


Sincerely yours,

Russell S. Jones
President and Chief Executive Officer                                                     FIRST OZAUKEE CAPITAL CORP.
W61 N526 Washington Avenue
Cedarburg, Wisconsin 53012
(414) 377-0750

                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                To Be Held On January 28, 1997


To the Holders of Common Stock of First Ozaukee Capital Corp.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First
Ozaukee Capital Corp. (the "Company") will be held on Tuesday, January 28, 1997, at 3:00 p.m., Milwaukee time, at the Cedarburg Cultural Center, W62 N546 Washington Avenue, Cedarburg, Wisconsin 53012.

      The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

      1.  The election of two directors for a three-year term and until their successors are elected;

      2.  The ratification of the appointment of Meier, Clancy, George & Co. LLP as independent auditors of the
          Company for the fiscal year ending September 30, 1997; and

      3.  Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

      The Board of Directors has established December 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
Cedarburg, Wisconsin                                         Mary E. Lammers
December 30, 1996                                            Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS
IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM PROMPTLY IN THE
ENVELOPE PROVIDED.
                                    FIRST OZAUKEE CAPITAL CORP.
                                    W61 N526 Washington Avenue
                                    Cedarburg, Wisconsin 53012
                                           (414) 377-0750

                                              PROXY STATEMENT

                                      ANNUAL MEETING OF SHAREHOLDERS
                                       To Be Held on January 28, 1997



      This Proxy Statement is being furnished to holders of common stock, $1.00 par value per share (the "Common
Stock") of First Ozaukee Capital Corp. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting")
to be held on Tuesday, January 28, 1997, at 3:00 p.m., Milwaukee time, at the Cedarburg Cultural Center, W62
N546 Washington Avenue, Cedarburg, Wisconsin 53012.

      The 1996 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended September 30, 1996, accompanies this Proxy Statement and appointment of proxy form (the "proxy") which are first being mailed to shareholders on or about December 30, 1996.

      Only shareholders of record as of the close of business on December 9, 1996 (the "Voting Record Date") will be entitled to vote at the Annual Meeting.  On the Voting Record Date, there were 627,477 shares of Common
Stock outstanding, and the Company had no other class of securities outstanding.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of
Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  As to the election of directors, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed.  Article VI of the Company's Articles of Incorporation provides that there will be no cumulative voting by shareholders for the election of the Company's directors.  Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present.  The affirmative vote of a majority of the total votes cast in person or by proxy is necessary to ratify the appointment of Meier, Clancy, George & Co. LLP as independent auditors
for the fiscal year ending September 30, 1997.   Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved.  In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

      As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote in respect of the shares held in excess of the 10% Limit.  A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity.  The Company's
Articles of Incorporation authorize the Board (i) to make all determinations necessary to implement and apply the
10% Limit, including determining whatever persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% Limit supply information to the
Company to enable the Board to implement and apply the 10% Limit.

      Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are urged to indicate their votes in the spaces provided on the proxy.
Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are given, signed proxies will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR the ratification of the appointment of Meier, Clancy, George &
Co. LLP as independent auditors of the Company for the fiscal year ending September 30, 1997.  Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

      Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Mary E. Lammers, Secretary, First Ozaukee Capital Corp.,
W61 N526 Washington Avenue, Cedarburg, Wisconsin 53012); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

      The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company.
Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and First Ozaukee Savings Bank (the "Bank"), without additional compensation therefor.  The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of common stock that are held of record by such fiduciaries.  The Company will reimburse such holders for their reasonable out-of-pocket expenses.

      Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by inspectors of election designated by the Board of Directors who will not be employed by, or a director of, the Company or any of its affiliates.

                       STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of shares of Common Stock as of November 30, 1996 by (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director of the Company, (iii) the executive officer of the
Company appearing in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.  Members of the Board of Directors of the Company also serve as directors of the Bank.

                                                   Number of Shares
                                                    Beneficially  Percent
                     Name                             Owned (1)   of Class
First Ozaukee Savings Bank Employee
      Stock Ownership Trust (2). . . . . . . . . . . .   30,167     4.8%
Jerome Bushman (3) . . . . . . . . . . . . . . . . . .   60,227     9.6
Russell Jones (4) (5). . . . . . . . . . . . . . . . .   88,208    14.1
Frank M. Kennedy (5) . . . . . . . . . . . . . . . . .   14,021     2.2
George P. Kraemer (5). . . . . . . . . . . . . . . . .   14,022     2.2
Richard E. Peterson (5). . . . . . . . . . . . . . . .    7,772     1.2
Harry J. Sanders (5) . . . . . . . . . . . . . . . . .   19,022     3.0
All directors and executive officers
      as a group (7 persons) (4) (5) . . . . . . . . .  147,535    23.5%

(1)   Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting power and/or investment power.

(2)   Emjay Corporation (the "Trustee") is the trustee for the First Ozaukee Savings Bank Employee Stock Ownership Trust. The
      Trustee's address is 4600 North Port Washington Road, Milwaukee, Wisconsin 53217.

(3)   Based upon a Schedule 13D, dated May 11, 1995, filed with the Company pursuant to the Exchange Act by Jerome
      Bushman.  Mr. Bushman possesses sole voting and dispositive power with respect to 27,550 of the indicated shares.
      Related persons who beneficially own shares of Common Stock and who possess sole voting and dispositive power with respect to such shares include: Barbara Bushman, 22,077 shares;  Mitchell Bushman, 6,000 shares;  Derrick Bushman, 3,700 shares;  Tia Bushman, 900 shares.  Mr. Bushman's address is  P. O. Box 11, Galloway, Wisconsin 54432.

(4)   Includes shares of Common Stock awarded to certain executive officers under the First Ozaukee Capital Corp. Incentive Plan
      (the "Incentive Plan"). Mr. Jones, 14,078 shares and Ms. Lammers, 2,010 shares.

(5)   Includes shares of Common Stock which the named individuals and certain executive officers have the right to acquire within
      60 days of the Voting Record Date pursuant to the exercise of stock options awarded under the First Ozaukee Capital Corp.
      Stock Option Plan (the "Stock Option Plan"): Mr. Jones - 16,076, Mr. Kennedy - 4,022; Mr. Kraemer - 4,022; Mr.
      Peterson - 4,022; and Mr. Sanders - 4,022. Does not include options for shares of Common Stock which have been awarded under the Stock Option Plan but which were not exercisable at the Voting Record Date and do not become exercisable within
      60 days thereafter.

                     MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                                    MATTER 1.
                            ELECTION OF DIRECTORS

      Pursuant to the Articles of Incorporation of the Company, at the first Annual Meeting of Shareholders of the
Company held on January 24, 1995, directors of the Company were divided into three classes as equal in number as possible.  Directors of the first class were elected to hold office for a term expiring at the first succeeding annual meeting, directors of the second class were elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class were elected to hold office for a term expiring at the third succeeding annual meeting, and in each case until their successors are elected and qualified. At each subsequent annual meeting of shareholders, one class of directors are to be elected for a term of three years.  There are no family relationships among the directors and/or executive officers of the Company.  No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the
Company.

      Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below.  If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee recommended by the Board of Directors.  At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as a director if elected.

      The following tables present information concerning the nominees for director and continuing director, including tenure as a director of the Bank.  All of the directors have served as a director of the Company since the
Company's formation in February 1994.

                                                    Position with the Company                          Director
                                                    and Principal Occupation                        of the Bank
      Name                  Age                     During the Past Five Years                          Since

          Nominees for Directors Whose Terms Expire in 2000
Frank M. Kennedy             67                 Director of the Company and                              1980
                                                the Bank;  Retired Superintendent
                                                of Schools for Cedarburg, Wisconsin
                                                School District.

George P. Kraemer            61                 Director of the Company and the                          1983
                                                Bank;  President and Chief Executive
                                                Officer of Kracor, Inc., a
                                                manufacturer of plastic molded products
                                                located in Milwaukee, Wisconsin.


                                          INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                                    Position with the Company                          Director
                                                    and Principal Occupation                        of the Bank
      Name                  Age                     During the Past Five Years                          Since

                                                 Director Whose Term Expires in 1999
Richard E. Peterson          71                 Director of the Company and the                          1979
                                                Bank;  Retired dentist.

                                                Directors Whose Terms Expire in 1998

Russell S. Jones             64                 President, Chief Executive Officer                       1960
                                                and Chairman of the Board of the
                                                Company and the Bank.

Harry J. Sanders             70                 Director of the Company and the                          1990
                                                Bank; Retired Vice President
                                                of Carlson Tool & Manufacture
                                                Corp., a mold and custom contract
                                                manufacturer located in Cedarburg,
                                                Wisconsin.

      The affirmative vote of a plurality of the votes cast is required for the election of directors.  Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the above-described nominee.  The Board of Directors recommends that you vote FOR election of the nominee for director.

                                  MATTER 2.
                 RATIFICATION OF APPOINTMENT OF AUDITORS

      The Company's independent auditors for the fiscal year ended September 30, 1996 were Meier, Clancy,
George & Co. LLP. The Board of Directors of the Company has reappointed Meier, Clancy, George & Co. LLP to perform the audit of the Company's financial statements for the fiscal year ending September 30, 1997.
Representatives of Meier, Clancy, George & Co. LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's shareholders.

      The affirmative vote of a majority of the total votes cast in person or by proxy is necessary to ratify the appointment of Meier, Clancy, George & Co. LLP as independent auditors of the Company for the fiscal year ending September 30, 1997.  Unless marked to the contrary, the shares of Common Stock represented by the enclosed proxy will be voted FOR ratification of the appointment of Meier, Clancy, George & Co. LLP as the independent auditors of the Company.  The Board of Directors recommends a vote FOR ratification of the appointment of Meier, Clancy, George & Co. LLP as the independent auditors of the Company.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES


      The Company was organized on February 18, 1994.  Regular meetings of the Board of Directors of the
Company generally are held on a quarterly basis.  During the fiscal year ended September 30, 1996, the Board of
Directors of the Company held eight regular meetings and two special meetings.  No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee on which such director served during the fiscal year ended September 30, 1996.

      The Board of Directors of the Company has a standing Audit Committee and a standing Compensation
Committee.  The Audit Committee consists of Messrs. Frank M. Kennedy, George P. Kraemer and Harry J.
Sanders.  The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and will review with the independent public accountants the
Company's management policies and procedures with respect to auditing and accounting controls.  The Audit
Committee also will review and evaluate the independence of the Company's accountants, and recommend to the
Board the engagement, continuation or discharge the Company's accountants.  In addition, the Audit Committee will direct the activities of the Bank's internal audit.  The Company's Audit Committee met once during the fiscal year ended September 30, 1996.

      The Compensation Committee of the Company consists of Messrs. Frank M. Kennedy, George P. Kraemer,
Richard E. Peterson and Harry J. Sanders who are neither officers nor employees of the Company or the Bank
("Outside Directors").  The Compensation Committee of the Company met once during the fiscal year ended
September 30, 1996, and met in December, 1996 to review and approve the compensation decisions made by the
Compensation Committee of the Bank, consisting of Messrs. Frank M. Kennedy, George P. Kraemer, Richard E.
Peterson and Harry J. Sanders.  During the fiscal year ended September 30, 1996, all executive officer compensation was paid by the Bank, and the compensation policies were determined by the Compensation
Committee of the Bank.  The Company did not pay separate compensation to its executive officers.  As the
Company currently does not anticipate paying separate compensation to its officers during the upcoming fiscal year, compensation policies will continue to be determined by the Compensation Committee of the Bank.

      The entire Board of Directors of the Company acted as a Nominating Committee for the selection of the nominees for director to stand for election at the Annual Meeting.  The Board, acting as the Nominating Committee, did not meet during the fiscal year ended September 30, 1996.  The Company's By-laws allow for shareholder nominations of the directors and require such nominations be made pursuant to timely notice in writing to the
Secretary of the Company.  See "Shareholder Proposals for the 1998 Annual Meeting."

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      During the fiscal year ended September 30, 1996, the Company did not pay compensation to its officers.
Separate compensation will not be paid to officers of the Company until such time as the officers of the Company devote significant time to separate management of Company affairs, which is not expected to occur until the
Company becomes actively involved in additional significant business beyond the Bank.

      The following table summarizes the total compensation paid by the Bank to its Chief Executive Officer during the Bank's fiscal years ended September 30, 1996, 1995 and 1994. The Bank's next highest paid executive officers'
compensation (salary and bonus) did not exceed $100,000 for any of the Bank's fiscal years ended September 30,
1996, 1995 and 1994.

                            SUMMARY COMPENSATION TABLE
                              Annual Compensation(1)
                                               Awards of  Restricted       All Other
Name and Principal Position    Year   Salary   Options(2) Stock Awards(3)  Compensation(4)
Russell S. Jones               1996  $129,000     8,038       7,039        $118,630

President & Chief Executive    1995   123,000                                19,170

Officer and Director of        1994   116,000                                18,075
 the Company and the Bank

(1)   Perquisites provided to Mr. Jones by the Bank did not exceed the lesser of $50,000 or 10% of Mr. Jones' total annual salary and bonus during the fiscal years ended September 30, 1996, 1995 and 1994, and accordingly, are not included.

(2)   On November 7, 1995, the stockholders of the Company ratified the 1995 Stock Option Plan.  Of the 60,334 shares reserved for issuance under the Stock Option Plan, 36,202 shares were awarded to the President and CEO of the Company and the remaining shares were awarded to non-employee directors of the Company.  The stock options were awarded at
      $12.44 per share which was equal to the market value of the Company's common stock at the date of grant.  One third of the shares to non-employee directors vested on the date of adoption, one third vested on November 7, 1996 and the remaining one third will vest on November 7, 1997.  The shares to Mr. Jones vest ratably over four and one half years, with 8,038 shares vested on November 7, 1995.

(3)   On November 7, 1995, the stockholders ratified the Incentive Plan.  A total of 24,133 shares were reserved for issuance under the Incentive Plan.  One third of the shares became vested on the date of adoption, one third will vest on November
      7, 1996 and the remaining one third will vest on November 7, 1997.

(4)   Amounts shown in this column include (a) for 1996 $12,660, $17,340 and $88,630 representing Mr. Jones' portion of the
      Money Purchase Pension Plan, ESOP expense, and Incentive Plan, respectively and (b) for 1995 and 1994, representing
      Mr. Jones' portion of the Money Purchase Pension Plan.


Option Plan

      The following table sets forth information regarding the number and value of options held by the named executive officer under the Company's 1995 Stock Option Plan.  No options were exercised by such person during the 1996 fiscal year.

                                                                 Value of Unexercised
                                          Number of Exercisable  Exercisable In-the-Money
                 Shares Aquired Value     Unexercised Options    Options at Fiscal Year
     Name        or Exercised   Realized  at Fiscal Year End          End(1)
Russell S. Jones     --            --          8,038                 $16,056

(1)   Difference between exercise price of $12.44 per share and market price of Common stock of $14.4375 per share as of September 30, 1996.

Employment Agreements

      In connection with the conversion of the Bank from a state-chartered mutual savings bank to a state-chartered stock savings bank which was consummated on October 21, 1994 (the "Conversion"), the Bank entered into a three-year employment agreement with Mr. Russell S. Jones and a two-year employment agreement with Ms. Mary
E. Lammers.  The employment agreements are intended to ensure that the Bank maintains stable and competent management.

      Under the employment agreements, for the fiscal year commencing October 1, 1996, the base salaries for Mr.
Jones and Ms. Lammers are $129,000 and $45,250, respectively.  The base salaries may be increased by the Bank's
Board of Directors, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers.  In addition to base salary, the agreements provide for payments from other Bank incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plan maintained by the Bank.  The agreements also provide for participation in any stock based incentive programs made available to executive officers of the Bank. The agreements may be terminated by the Bank upon death, disability or retirement; for cause at any time; or in certain events specified by regulations issued by the Office of the Department of Financial Institutions Division of Savings
Institutions (the "Commissioner").  If the Bank terminates the agreements other than for death, disability, retirement or cause, Mr. Jones and Ms. Lammers are entitled to severance pay in the amount of one year's base salary (based on the highest compensation in effect within the three years preceding the date of termination) together with other compensation and benefits in which they were vested at the termination date.

      The employment agreements provide for severance payments if Mr. Jones' or Ms. Lammers' employment terminates following a change in control.  Under the agreements, a "Change in Control" is generally defined to include any change in control required to be reported under the federal securities laws as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors at the beginning of such period.  In the event of a Change in Control, the executive shall receive severance pay in the form of one year's base salary (based upon the executive's highest base salary within the three years preceding termination).  In addition, the executive is entitled to all qualified retirement and other benefits in which the executive was vested, and additional retirement benefits under all qualified plans to which the executive would have been entitled had such executive continued employment through the then-remaining employment term.
If the severance payments following a Change in Control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the present value of such "parachute payments" equals or exceeds three times Mr. Jones' and Ms. Lammers' average annual includable income for the five calendar years preceding the year in which a Change in Control occurred, the severance payments shall be reduced to an amount equal to the present value of 2.99 times the average annual compensation paid to the executive during the five calendar years immediately preceding such Change in Control.
If total payments following a Change in Control constitute excess parachute payments under Section 280G of the
Internal Revenue Code, it could result in the imposition of an excise tax on the recipient and denial of an income tax deduction for such excess amounts to the Bank and the Company.  The employment agreements provide that benefits payable to the executive under a Change in Control may, at the election of the executive, be reduced to an amount necessary to prevent imposition of an excise tax.

Benefits

   Insurance Plans

      All full-time employees of the Bank are eligible for comprehensive health insurance commencing upon the completion of two full months of employment with the Bank.  After two full months of employment, full-time employees are covered as a group for life insurance.  The Bank pays 100% of the cost of health insurance for single coverage and 100% of the cost of health insurance for family coverage for executive officers of the Bank and members of the Board of Directors of the Bank.  The Bank pays the equivalent of the cost of single coverage health insurance for its employees' family health insurance coverage.  The Bank pays the entire cost of life insurance for all employees.

   Money Purchase Pension Plan

      The Bank maintains the First Ozaukee Savings Bank Money Purchase Pension Plan (the "Pension Plan"), a
tax-qualified, defined contribution plan covering all eligible employees.  Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment and attaining age 21.  Each plan year, the Bank contributes .01% of each participants' salary to the Pension Plan on behalf of those participants who have completed 1,000 hours of service during the plan year and are employed at the end of the plan year.  Benefits generally become 20% vested after two years of service, 40% vested after three years of service, 60% vested after four years of service, 80% vested after five years of service and 100% vested after six years of service.
Participants also become 100% vested on death, disability or attainment of age 65.  Distributions from the Pension
Plan are made upon termination of service in an annuity, a lump sum or in installments over a period not to exceed the greater of the life expectancy of the participant or the life expectancy of the joint survivor of the participant and his or her designated beneficiary.  Under the Pension Plan, a separate account is established for each participating employee.

   Employee Stock Ownership Plan and Trust

      The Bank has established for eligible employees of the Bank the First Ozaukee Savings Bank Employee Stock
Ownership Plan (the "ESOP") which became effective upon consummation of the Conversion.  As part of the
Conversion, the ESOP borrowed funds from the Company to purchase 30,167 shares of Common Stock.  Collateral for the loan is the Common Stock purchased by the ESOP.  The Bank makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and pay interest on the loan.  The loan will be repaid principally from the Bank's contributions to the ESOP over a period of ten years.  Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.  Contributions to the
ESOP and shares released from the suspense account in an amount proportional to the repayment of principal and interest on the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation.  Shares awarded under the ESOP will become 20% vested after two years of service, 40% vested after three years of service, 60% vested after four years of service, 80% vested after five years of service, and 100%
vested after six years of service.  Participants also become 100% vested on death, disability or attainment of age
65.  Forfeitures will be reallocated among the remaining participating employees in the same proportion as contributions.  Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Benefits may be paid either in shares of Common Stock or in cash.  Emjay Corporation is the trustee for the ESOP (the "Trustee").  The Bank's Administrative Committee will instruct the Trustee regarding investment of funds contributed to the ESOP. The Trustee will vote all allocated shares held in the ESOP in accordance with the instructions of participating employees.  The Trustee will vote unallocated shares held in the suspense account.

   First Ozaukee Capital Corp. Incentive Plan

      In fiscal 1995, the Board of Directors of the Company and the Bank adopted the First Ozaukee Capital Corp.
Incentive Plan (the "Incentive Plan") as a method of providing officers and employees of the Bank with a proprietary interest in the Company and to encourage such persons to remain with the Company and the Bank.  As of
September 30, 1996, there were 12 officers and employees eligible to participate in the Incentive Plan.  Shareholder approval of the Incentive Plan was required by the Commissioner and at a Special Meeting of Shareholders of the
Company held on November 7, 1995, the Incentive Plan was approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voted at the Special Meeting.

      Under the Incentive Plan, 24,133 shares of Common Stock were authorized for acquisition for awards. On
November 7, 1995, 21,117 shares of Common Stock were awarded to executive officers and the remaining 3,016 were awarded on January 30, 1996.

      The Incentive Plan is administered by the Compensation Committee of the Company, consisting of Directors
Frank M. Kennedy, George P. Kraemer, Richard E. Peterson and Harry J. Sanders. Officers and employees become vested in shares of Common Stock awarded under the Incentive Plan at the rate of approximately 33 1/3%
per year on November 7, 1995 (the date the Incentive Plan was approved by shareholders) and 33 1/3% per year on the first and second anniversaries of the date of shareholder approval.  The vesting schedule for future awards under the Incentive Plan will be determined by the Compensation Committee of the Company at the time of the award.  Awards will be 100% vested upon termination of employment due to death, disability, or following a change in the control of the Bank or the Company.  If an employee terminates employment with the Bank or
Company for reasons other than due to death, disability, or a change in control of the Bank or the Company, unvested Incentive Plan awards will be forfeited.

      Under the Incentive Plan, the Company may acquire the shares of Common Stock to be awarded through open market purchases (subject to approval of the Commissioner), or authorized but unissued shares may be issued to the award recipients and the Bank, as custodian for the Incentive Plan, as the case may be.  If additional authorized but unissued shares of Common Stock are used for Incentive Plan awards, the interests of existing shareholders will be diluted.

      In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock awarded (and not sold by the recipient of the award as of the date of the stock split, reverse stock split or stock dividend) and the number of shares of Common Stock available for future awards under the Incentive Plan will be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

      Recipients of awards receive dividends paid on Common Stock awarded to them prior to vesting and may direct voting of the shares of Common Stock awarded to them prior to vesting.  Unallocated shares will be voted by the
Compensation Committee of the Company in the same proportion as awarded plan shares are voted.  Vested shares of Common Stock will be distributed to recipients as soon as practicable.

      Participants will recognize income equal to the fair market value of the shares of Common Stock at the time they become vested or, at the election of the recipient under Section 83(b) of the Internal Revenue Code at the time of grant.  Income recognized by participants will be a deductible expense for tax purposes by the Bank.
Compensation expense in the amount of the fair market value of shares of Common Stock on the date of the grant to an officer or employee generally will be recognized over the period during which the shares are vested.

   First Ozaukee Capital Corp. Stock Option Plan

      In fiscal 1995, the Board of Directors of the Company adopted the First Ozaukee Capital Corp. 1995 Stock
Option Plan (the "Stock Option Plan").  The purpose of the Stock Option Plan is to provide directors, officers and employees of the Company and the Bank with a proprietary interest in the Company, to recognize management, employees and the Board of Directors for their contributions to the success of the Bank and to incite their future performance, and to encourage such individuals to remain with the Company and the Bank.  On September 30,
1996, there were 16 directors, officers and employees eligible to participate in the Stock Option Plan.  The Stock
Option Plan authorizes the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Options"), and (iii) options which are exercisable only upon a change in control of the
Bank or the Company ("Limited Rights"). Shareholder approval of the Stock Option Plan was required by the
Commissioner and at a Special Meeting of Shareholders of the Company held on November 7, 1995, the Stock
Option Plan was approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voted at the Special Meeting.

      Under the Stock Option Plan, options for a total of 60,334 shares of Common Stock were authorized for granting.  On November 7, 1995, options for a total of 36,202 shares of Common Stock were granted to Mr.
Russell S. Jones and each non-executive director of the Company received options to purchase 6,033 shares of
Common Stock.  No options to purchase shares of Common Stock remain available for future grants under the Stock
Option Plan.

      In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock subject to the options granted under the Stock Option Plan and the exercise price per share under the options shall be adjusted to reflect such increase or decrease in the total number of shares of the Common Stock outstanding.
The shares of Common Stock to be issued by the Company upon the exercise of options by optionees may be acquired either through open market purchases by the Company (subject to Commissioner approval), or issued from authorized but unissued shares of Common Stock.  If additional authorized but unissued shares of Common Stock are issued upon the exercise of options, the interests of existing shareholders will be diluted.  Under the Stock
Option Plan, the Compensation Committee of the Company will determine the expiration date (but not later than ten years from the date the option is granted) and the exercise price of the options with respect to option grants to employees.  With respect to all options granted to directors, and the initial grant of options to Mr. Jones, the expiration date shall be ten years from the date of grant and the exercise price of the options shall be the fair market value of the Common Stock on the date of grant.  All options granted to employees are intended to be Incentive
Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. The exercise price may be paid in cash or shares of Common Stock.  No options will be awarded under the Stock Option Plan following the tenth anniversary of approval of the Stock Option Plan by shareholders of the Company.  Options to be granted under the Stock Option Plan to employees are intended to vest at the rate necessary to qualify such options as
Incentive Stock Options under the Internal Revenue Code. Non-Statutory Options granted to Outside Directors vest at the rate of 33 1/3% per year commencing on November 7, 1995 (the date of approval of the Stock Option Plan by shareholders) and 33 1/3% per year on the first and second anniversaries of the date of shareholder approval.
The vesting schedule of options to be granted to employees in the future will be determined by the Compensation
Committee of the Company.

      Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding shares of Common Stock may be exercised only for a period of five years following the date of grant and the exercise price at the time of grant must be equal to at least 110% of the fair market value of the Common Stock on the date of the grant.

      No option granted in connection with the Stock Option Plan will be exercisable after three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options will be fully vested and may be exercisable for the remainder of the option term. If an optionee ceases to perform services for the Bank or the Company due to retirement, Incentive Stock Options exercised more than three months following the date the optionee ceases to perform services shall be treated as
NonStatutory Options.  Options held by employees terminated for cause will terminate on the date of termination.
Termination "for cause" includes termination due to personal dishonesty, incompetence, willful misconduct, the intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty, willful violations of law, the entry of a final cease and desist order or the material breach of any provisions of an employee's employment contract.  Options will be immediately exercisable in the event of a change of control. "Change of control" is defined to include the acquisition of beneficial ownership of 25% or more of any class of equity security by a person or group of persons acting in concert, an exchange offer, merger or other form of business combination, a sale of assets or a contested election of directors which results in a change in control of a majority of the Board of Directors of the Company.

      In the event of death, disability, retirement or other termination of employment, the Company, if requested by the employee, may elect to pay the employee in exchange for cancellation of the option, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment.

      An optionee will not be deemed to have received taxable income upon the grant or exercise of any Incentive
Stock Option, provided that such shares of Common Stock are held for at least one year after the date of exercise and two years after the date of grant.  No gain or loss will be recognized by the Company as a result of the grant or exercise of Incentive Stock Options.  An optionee will be deemed to receive ordinary income upon exercise of
Non-Statutory Options in an amount equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the exercise price.  The amount of any ordinary income deemed to be received by an optionee due to a premature disposition of the shares of Common Stock acquired upon the exercise of an Incentive
Stock Option or upon the exercise of a Non-Statutory Option will be deductible expense for tax purposes for the
Company.  Upon exercise of Limited Rights, the option holder must include the amount paid to him or her upon exercise in gross income for federal income tax purposes in the year in which the payment is received and the
Company may deduct for federal income tax purposes the amount paid.  At this time, generally accepted accounting principles ("GAAP") do not require compensation expense to be recorded for any options granted for which the exercise price equals the market value on the date of grant.  When options are exercised, the net proceeds received by the Company will be recorded as an increase in Common Stock and paid-in capital.

Directors' Compensation

      The Board of Directors of the Company meets at least quarterly and did not receive directors' fees for meetings attended during the fiscal year ended September 30, 1996.  For the fiscal year ended September 30, 1996, each member of the Board of Directors of the Bank received a $425 meeting fee per meeting attended.

              INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

      Current federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

      The Bank's policy provides that all loans or extensions of credit to executive officers and directors are to be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and may not involve more than the normal risk of collectibility or present other unfavorable features.  All loans since the enactment of current laws were made by the Bank in the ordinary course of business and were not made with favorable terms nor involved more than the normal risk of collectibility or present unfavorable features.  All loans or extensions of credit to executive officers and directors and their associates were current as of September 30, 1996.

      The Company and the Bank intend that all transactions in the future between the Company and the Bank and executive officers, directors, holders of 10% or more of the shares of any class of common stock of the Company and affiliates thereof, will contain terms no less favorable to the Company or the Bank than could have been obtained by them in an arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company or the Bank, as applicable, not having any interest in the transaction.

                            SECTION 16 COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc.  Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based upon review of the information provided to the Company, the Company believes that during the fiscal year ended September 30, 1996, officers, directors and greater than ten percent shareholders complied with all
Section 16(a) filing requirements.

                                          SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

      Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the fourth annual meeting of the shareholders of the Company, which is scheduled to be held in January, 1998, must be received at the principal executive offices of the Company, W61 N526 Washington Avenue, Cedarburg,
Wisconsin 53012, Attention: Mary E. Lammers, Secretary, no later than August 25, 1997.  If such proposal is timely submitted and is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposals be sent certified mail, return receipt requested.

      Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule
14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Company's
Articles of Incorporation, which provides that (i) with respect to proposals to be brought before an annual meeting, such proposal must be received by the Company not less than 60 days nor more than 90 days prior to the date of the previous year's annual meeting of shareholders, or in the event no annual meeting was held in the previous year.
no later than ten days following the date notice of the annual meeting is mailed to shareholders, and (ii) with respect to proposals to be brought before a special meeting, not later than the close of business or the tenth day following the date notice of such special meeting is mailed to shareholders.

      In accordance with Article VII of the Company's Articles of Incorporation, the advance notice of a proposal described above must set forth certain information, including the shareholder's name and address, as they appear on the Company's record of shareholders, the class and number of shares of the Company Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering the business at the shareholder meeting and any material interest of the shareholder in the proposed business. In addition, with respect to nominations for election to the Board of Directors made by a shareholder, in accordance with Article VII of the Company's Articles of Incorporation and Article III of the Company's By-laws, the following information must be provided: (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the shareholder is a holder of record of the stock of the
Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s)
are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the
SEC;and (v) written consent of each nominee to serve as a director of the Company if so elected.

        OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.



   A copy of the Form 10-KSB (without exhibits) for the fiscal year ended September 30, 1996 is filed with the SEC and will be furnished without charge to shareholders of record upon written request to First Ozaukee Capital Corp.,
Mary E. Lammers, Secretary, W61 N526 Washington Avenue, Cedarburg, Wisconsin  53012.


                            By Order of the Board of Directors,



                                             /s/Mary E. Lammers
Cedarburg, Wisconsin                            Mary E. Lammers
December 30, 1996                               Secretary




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN
AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.